CERTIFICATION [Exhibit 99.906CERT]

Ian Martin, President and Principal Executive Officer, and Zachary P. Richmond, Treasurer and Principal Financial Officer of Exchange Place Advisors Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Treasurer and Principal Financial Officer
Exchange Place Advisors Trust	Exchange Place Advisors Trust

/s/ Ian Martin	/s/ Zachary P. Richmond
Ian Martin	Zachary P. Richmond

Date:	8/6/2026	Date:	8/6/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.